EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2018 Ended September 30, 2017

SUNNYVALE, Calif., Nov. 02, 2017 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal first quarter of 2018 ended September 30, 2017.

The results for the fiscal first quarter of 2018 ended September 30, 2017 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenue	$104.9	$98.0	$97.4
Gross Margin	26.3%	25.6%	22.5%
Operating Income	$4.6	$3.6	$3.7
Net Income attributable to AOS	$4.8	$4.1	$3.3
Income Per Share attributable to AOS - Diluted	$0.19	$0.17	$0.14

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenue	$104.9	$98.0	$97.4
Gross Margin	26.6%	26.0%	22.7%
Operating Income	$6.6	$5.6	$5.1
Net Income attributable to AOS	$6.8	$6.2	$4.6
Income Per Share attributable to AOS - Diluted	$0.27	$0.25	$0.19

Commenting on the September quarterly results, Dr. Mike Chang, the chairman and CEO of the company, stated, “AOS achieved another outstanding quarter and reached several important milestones. Driven by new products across all market segments, the quarter’s revenue came in at the top of our guidance range at $104.9 million, establishing an all-time record. The favorable product mix contributed to the 10th consecutive quarter of gross margin expansion and a healthy bottom line. Reflecting increased confidence in AOS’s profitability and cash generation capability, our Board recently approved a $30 million share repurchase program, which underscores our commitment to enhance shareholder value.  As we are consistently meeting near-term objectives, we are also investing in long-term initiatives, including the Chongqing joint venture formed in 2016 and our recently signed digital power controller license agreement with STMicroelectronics.  We believe AOS is well positioned to capture great opportunities today and for many years to come.”

Business Outlook for Fiscal Q2 Ending December 31, 2017

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $100 million and $104 million.

  GAAP gross margin is expected to be 26.0% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $23.5 million plus or minus $1 million.

  Tax expense is expected to be approximately $0.9 million to $1.1 million.

  Loss attributable to noncontrolling interest is expected to be around $1.8 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $2.0 million to $2.1 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2018 ended September 30, 2017 today, November 2, 2017 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward-looking statements include, without limitation, statements relating to projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, our ability and strategy to develop new products, including digital power controller products,  the ability to expand our sales, maintain optimal capacity and achieve sustained growth and profitability, the ability of our repurchase program to enhance shareholder value, the success of Chongqing joint venture and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2017”.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed on September 5, 2017.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS").  These supplemental measures exclude share-based compensation expenses for all periods presented in this press release.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income (loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016

Revenue	$104,858	$98,007	$97,362
Cost of goods sold	77,328	72,921	75,418
Gross profit	27,530	25,086	21,944
Gross margin	26.3%	25.6%	22.5%

Operating expenses:
Research and development	8,325	7,907	7,019
Selling, general and administrative	14,615	13,618	11,183
Total operating expenses	22,940	21,525	18,202
Operating income	4,590	3,561	3,742

Interest income and other income (loss), net	40	52	(49)
Interest expense	(17)	(19)	(26)
Income before income taxes	4,613	3,594	3,667

Income tax expense	1,274	807	1,237
Net income including noncontrolling interest	3,339	2,787	2,430
Net loss attributable to noncontrolling interest	(1,461)	(1,332)	(877)
Net income attributable to Alpha and Omega Semiconductor Limited	$4,800	$4,119	$3,307

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.20	$0.17	$0.14
Diluted	$0.19	$0.17	$0.14

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	24,021	23,917	23,031
Diluted	24,960	24,960	24,413

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$180,165	$115,708
Restricted cash	1,033	221
Accounts receivable, net	25,406	28,410
Inventories	79,187	76,254
Other current assets	6,415	4,883
Total current assets	292,206	225,476
Property, plant and equipment, net	158,973	139,387
Intangible assets, net	13,003	282
Land use rights, net	8,941	8,804
Deferred income tax assets - long-term	4,568	4,594
Other long term assets	14,891	19,865
Total assets	$492,582	$398,408
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$60,140	$63,134
Accrued liabilities	37,321	28,386
Income taxes payable	2,393	1,748
Deferred margin	942	814
Capital leases	837	828
Total current liabilities	101,633	94,910
Income taxes payable - long-term	931	922
Deferred income tax liabilities	2,736	2,659
Capital leases - long-term	659	866
Other long term liabilities	462	502
Total liabilities	106,421	99,859
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at September 30, 2017 and June 30, 2017	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 29,640 shares and 24,038 shares, respectively at September 30, 2017 and 29,600 shares and 23,992 shares, respectively at June 30, 2017	59	59
Treasury shares at cost, 5,602 shares at September 30, 2017 and 5,608 shares at June 30, 2017	(49,791)	(49,836)
Additional paid-in capital	208,336	206,332
Accumulated other comprehensive income	673	306
Retained earnings	113,238	113,909
Total Alpha and Omega Semiconductor Limited shareholder's equity	272,515	270,770
Noncontrolling interest	113,646	27,779
Total equity	386,161	298,549
Total liabilities and equity	$492,582	$398,408

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016

GAAP gross profit	$27,530	$25,086	$21,944
Share-based compensation	316	420	195
Non-GAAP gross profit	$27,846	$25,506	$22,139
Non-GAAP gross margin as a % of revenue	26.6%	26.0%	22.7%

GAAP operating income	$4,590	$3,561	$3,742
Share-based compensation	2,008	2,049	1,316
Non-GAAP operating income	$6,598	$5,610	$5,058
Non-GAAP operating income as a % of revenue	6.3%	5.7%	5.2%

GAAP net income attributable to AOS	$4,800	$4,119	$3,307
Share-based compensation	2,008	2,049	1,316
Non-GAAP net income attributable to AOS	$6,808	$6,168	$4,623
Non-GAAP net income attributable to AOS as a % of revenue	6.5%	6.3%	4.7%

GAAP net income attributable to AOS	$4,800	$4,119	$3,307
Share-based compensation	2,008	2,049	1,316
Amortization and depreciation	6,978	7,040	6,503
Interest expense (income), net	(41)	(18)	(44)
Income tax expense	1,274	807	1,237
EBITDAS	$15,019	$13,997	$12,319

GAAP diluted net income per share attributable to AOS	$0.19	$0.17	$0.14
Share-based compensation	0.08	0.08	0.05
Non-GAAP diluted net income per share attributable to AOS	$0.27	$0.25	$0.19

Shares used to compute basic per share	24,021	23,917	23,031
Shares used to compute dilute per share	24,960	24,960	24,413